UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2021

(Date of earliest event reported)

April 20, 2021

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series F Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrM	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2021, the Board of Directors (the “Board”) of U.S. Bancorp (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (as so amended, the “Bylaws”) to add a federal exclusive forum provision and make certain other modifications and clarifications.

Section 3(b) of Article VIII has been added and provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 or any rule or regulation promulgated thereunder, to the fullest extent permitted by law. A provision regarding notice to stockholders of both the Company’s state and federal exclusive forum provisions has also been added (Section 3(c) of Article VIII).

The other changes made to the Bylaws are as follows:

•

Section 3 of Article II has been updated to provide that stockholders who request a special meeting must provide the Company notice of any reduction in their holdings prior to the requested meeting and acknowledge that a reduction below the requisite shares of stock to call a special meeting is deemed a revocation of the request to call the special meeting.

•	Section 7 of Article II has been updated to clarify the authority of the chair of stockholder meetings to, among other things, adjourn meetings, and to appoint inspectors of elections.

•

Clarifications have been added where applicable to confirm that adjournments or postponements of stockholder meetings do not create new notice periods under the Bylaws and to clarify the time period for receipt of stockholder proposals.

•

Section 8 of Article II has been revised to make clear that the number of persons a stockholder may nominate for election as a director may not exceed the number of directors to be elected at the applicable stockholder meeting and that a nominating stockholder must provide an acknowledgement that, consistent with the proxy access provisions, if he or she does not appear, in person or by proxy, at the relevant meeting, the Company is not required to present his or her nominee for a vote at such meeting. Other procedural clarifications regarding time periods for nominations and types of information to be provided by nominees were made. These clarifications also apply to nominations made under proxy access.

•

Section 10 of Article II has been revised to provide, among other changes, that stockholder nominees must agree to meet with the governance committee of the Board at the committee’s reasonable request. The proxy access provisions have also been revised to clarify that the Company may omit a proxy access nomination following the receipt of notice that a stockholder also intends to nominate a director through the director nomination provisions, regardless of whether the separate nomination is later withdrawn or settled.

•

Certain provisions of Article III regarding Board meetings have been updated to include references to remote meetings of the Board and to add the lead director to the list of persons who can call special Board meetings.

•

Section 1 of Article X has been updated to reference epidemics, pandemics and declarations of national emergency by the United States government and to conform to and reference the relevant provisions of the Delaware General Corporation Law. The list of officers that can be deemed directors under the emergency bylaw (Section 3 of Article X) has also been updated to reflect current officer titles.

•	A number of non-substantive, ministerial, clarifying and conforming changes were made as well.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
Name:	James L. Chosy
Title:	Senior Executive Vice President and General Counsel

Date: April 20, 2021

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